ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070783274-40
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 11/15/2007 4:10 PM
	Entity Number E0788752007-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	REDLINE PERFORMANCE AUTOMOTIVE LTD
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: CSC SERVICES OF NEVADA, INC. (MANDATORY) Physical Street Address: 502 EAST JOHN STREET; City: CARSON CITY; Nevada; Zip Code: 89706 (OPTIONAL) Mailing Address: ; City: ; State: ; Zip Code:
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000; Par value per share: $ 0.0001; Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Name: LLOYD DIXON Street Address: B13 SITE 2 RR1; City: DEWINTON AB; State: CN; Zip Code: T0L0X0 2. Name: Street Address: ; City: ; State: ; Zip Code: 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Name: CSC SERVICES OF NEVADA, INC.; Signature: X [signature] Address: 502 EAST JOHN STREET; City: CARSON CITY; State: NV; Zip Code: 89706
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company; Date: 11/15/07

This form must be accompanied by appropriate fees.